Exhibit 32.1
Certification of CEO and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report of Ainsworth Lumber Co. Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brian Ainsworth, as Chief Executive Officer of the Company, and Robert Allen, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Brian Ainsworth Brian Ainsworth Chief Executive Officer May 21, 2004
By:	/s/ Robert Allen Robert Allen Chief Financial Officer May 21, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

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